Exhibit (a)(1)(D)

Offer to Exchange

Shares of Common Stock and Cash

for up to

1,725,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 20 7)

1,104,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 30 6) and

1,380,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 40 5)

of

NEWCASTLE INVESTMENT CORP.

THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON MARCH 22, 2010, UNLESS EXTENDED OR TERMINATED BY NEWCASTLE INVESTMENT CORP. THE TERM “EXPIRATION DATE” MEANS MIDNIGHT, NEW YORK CITY TIME, ON MARCH 22, 2010, UNLESS WE EXTEND THE PERIOD OF TIME FOR WHICH THE EXCHANGE OFFER IS OPEN, IN WHICH CASE THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE ON WHICH THE EXCHANGE OFFER, AS SO EXTENDED, EXPIRES. TENDERS OF PREFERRED STOCK MAY BE VALIDLY WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is an Offer to Exchange, dated February 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Offer to Exchange”), the related Letter of Transmittal, and an Instructions From Beneficial Owner form relating to the offer of Newcastle Investment Corp. (the “Company”) to acquire (i) up to 1,725,000 shares of the Company’s outstanding 9.75% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), (ii) up to 1,104,000 shares of the Company’s outstanding 8.05% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), and (iii) up to 1,380,000 shares of the Company’s outstanding 8.375% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series D Preferred Stock,” and, together with Series B Preferred Stock and Series C Preferred Stock, the “Preferred Stock”), upon the terms and subject to the conditions set forth in the Offer to Exchange (the “Exchange Offer”). For each share of Preferred Stock acquired, the Company will issue a number of shares of its common stock, par value $0.01 per share, and will make a cash payment, in the respective amounts set forth in the Offer to Exchange.

We are the holder of record (directly or indirectly) of shares of Preferred Stock held for your account. A tender of such shares can be made only by us pursuant to your instructions. PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares of Preferred Stock held by us for your account.

We, as holders of Preferred Stock on your behalf, are being requested to tender shares of Preferred Stock for acquisition by the Company pursuant to the terms and conditions of the Exchange Offer, as described in the Offer to Exchange.

We, as holders of Preferred Stock on your behalf, cannot tender your shares of Preferred Stock unless you instruct us to take such actions by completing, executing and returning to us the Instructions From Beneficial Owner form enclosed herein. Accordingly, we request instructions as to whether you wish us to tender on your behalf the Preferred Stock held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offer to Exchange. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Preferred Stock on your behalf in accordance with the terms and conditions of the Offer to Exchange.

The Exchange Offer is subject to certain conditions, including there being validly tendered and not withdrawn at least 1,830,000 shares of Preferred Stock in the aggregate for all three series. If the Company does not satisfy certain distribution requirements at the Expiration Date, then the Exchange Offer will be terminated and the Company will not be obligated to purchase any Preferred Stock. See “The Exchange Offer—Conditions to the Exchange Offer” in the Offer to Exchange.

Your attention is directed to the following:

1.	If you desire to tender any shares of Preferred Stock pursuant to the Exchange Offer and receive the Exchange Offer consideration, we must receive your instructions in ample time to permit us to effect a tender of the shares on your behalf on or prior to midnight, New York City time, on the Expiration Date.

2.	The Company’s obligation to accept for payment, purchase or pay for shares of Preferred Stock validly tendered in the Exchange Offer is subject to certain conditions, including the following:

•	there being validly tendered and not withdrawn at least 1,830,000 shares of Preferred Stock in the aggregate for all three series; and

•	the other conditions set forth in the section captioned “The Offer to Exchange—Conditions of the Offer to Exchange” in the Offer to Exchange.

3.	If, at the expiration of the Exchange Offer, more than 1,725,000 shares of Series B Preferred Stock, 1,104,000 shares of Series C Preferred Stock or 1,380,000 shares of Series D Preferred Stock, respectively, have been validly tendered and not withdrawn, and all other conditions are satisfied or waived, the Company will acquire 1,725,000 shares of Series B Preferred Stock, 1,104,000 shares of Series C Preferred Stock or 1,380,000 shares of Series D Preferred Stock, as the case may be, on a pro rata basis from all tendering holders of such series, disregarding fractions, according to the number of shares of such series tendered by each holder.

4.	Any transfer taxes incident to the transfer of shares of Preferred Stock from the tendering holder will be paid by the Company, except as otherwise provided in the Offer to Exchange and the applicable Letter of Transmittal.

If you wish to have us tender your Preferred Stock, please so instruct us by completing, executing and returning to us the Instructions From Beneficial Owner form on the back of this letter.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

INSTRUCTIONS FROM BENEFICIAL OWNER

WITH RESPECT TO

the

Offer to Exchange

Shares of Common Stock and Cash

for up to

1,725,000 shares of 9.75% Series B Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 20 7)

1,104,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 30 6) and

1,380,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock (CUSIP No. 65105M 40 5)

of

NEWCASTLE INVESTMENT CORP.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by the Company with respect to its outstanding shares of Preferred Stock.

Instruction to tender shares: This will instruct you to tender the number of shares of Preferred Stock set forth below held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offer to Exchange.

The undersigned expressly agrees to be bound by the terms of the Exchange Offer as set forth in the Offer to Exchange and such terms may be enforced against the undersigned.

9.75% Series B Cumulative Redeemable Preferred Stock

Please tender             shares of 9.75% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below in the Exchange Offer.

8.05% Series C Cumulative Redeemable Preferred Stock

Please tender             shares of 8.05% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below in the Exchange Offer.

8.375% Series D Cumulative Redeemable Preferred Stock

Please tender             shares of 8.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below in the Exchange Offer.

If no amount is provided above with respect to the number of shares of any or all series of Preferred Stock and this Instruction Form is signed in the space provided below, we are authorized to tender with respect to the entire amount of each series of Preferred Stock in which we hold an interest through DTC for your account.

Signature(s) of Holder(s):

Name(s) of beneficial holder(s) (Please Print)

Capacity (full title)
Dated:

Address

	City	Zip Code

Area Code and Telephone No.

Tax ID No. or Social Security No.

NONE OF THE PREFERRED STOCK HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO.

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